ADDENDUM # 1 TO CONTRACT

That certain contract for sale of real property, located at 8304 Stillwater Circle, Huntsville, AL 35806

between Seller(s): [redacted]

and Purchaser(s): Arrived Holdings Inc. and/or assignee

is hereby amended as follows:

Closing will take place as per contract date. Seller will rent back the property at a rate of $1875 per month. A market analysis of current rentals for this zip code has been provided to the buyer. Rental term shall be a minimum of 30 days and not to exceed 90 days. [redacted]

Closing will take place as a mail out closing with documents sent to: [redacted]

PM P

CDT

erified

All other terms and conditions remain in full force and effect.

IN WITNESS WHEREOF this Addendum is executed ______________________.

Date

[redacted] dotloop verified 06/17/22 1:18 PM PDT NI0B-0K6E-BLPU-VWHF

Witness — Purchaser

Witness — Purchaser

[redacted]

Witness — Seller

[redacted]

Witness — Seller

ATC

THE USE OF THIS FORM BY ANYONE OTHER THAN A REALTOR® MEMBER IS STRICTLY PROHIBITED

(Revised 11/10)